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Allied Capital Advisers, Inc.
Exhibit 11 Computation of Earnings Per Common Share
Form 10-Q
September 30, 1997

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                                                         For the Three Months Ended             For the Nine Months Ended
                                                                September 30,                         September 30,
                                                        -----------------------------         -----------------------------
                                                           1997               1996               1997               1996
                                                        -----------------------------         -----------------------------
Primary Earnings Per Common Share:

      Net Income                                        $  433,000         $  807,000         $1,931,000         $2,326,000
                                                        =============================         =============================

      Weighted average of common
        shares outstanding                               9,225,875          8,990,349          9,052,992          8,990,349

      Weighted average of common
        shares issuable on exercise
        of outstanding stock options                       379,734            922,612            541,622            886,370
                                                        -----------------------------         -----------------------------

      Weighted average of common
        shares outstanding, as adjusted                  9,605,609          9,912,961          9,594,614          9,876,719
                                                        =============================         =============================


      Net Income per share                                   $0.05              $0.08              $0.20              $0.24
                                                        =============================         =============================


Fully Diluted Earnings Per Common Share:

      Net Income                                          $433,000         $  807,000         $1,931,000         $2,326,000
                                                        =============================         =============================

      Weighted average common
        shares and common share
        equivalents as computed for
        primary earnings per share                       9,605,609          9,912,961          9,594,614          9,876,719

      Weighted average of additional
        shares issuable on exercise
        of outstanding stock options                        19,856                  0                  0             30,558
                                                        -----------------------------         -----------------------------

      Weighted average of common
        shares outstanding, as adjusted                  9,625,465          9,912,961          9,594,614          9,907,277
                                                        =============================         =============================

      Net Income assuming full dilution                      $0.04              $0.08              $0.20              $0.23
                                                        =============================         =============================
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